EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110703) of Itron, Inc. of our report dated May 7, 2004, relating to the financial statements of the Itron, Inc. Incentive Savings Plan, which appears in this Form 11-K.

/s/  Moss Adams LLP

Spokane, WA
June 23, 2004